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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              _____________________

                                    FORM 8-K
                              _____________________

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): APRIL 1, 2005
                                                          (MARCH 29, 2005)

                              _____________________

                         AMERICAN TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)
                              _____________________

          DELAWARE                       000-24248                87-0361799
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA              92128
       (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 29, 2005, our Compensation Committee approved an increase in the annual salary of Mr. Carl Gruenler, our Vice President of Government and Force Protection Systems Group, from $185,000 to $250,000, effective April 1, 2005. This increase reflects an amendment to the letter agreement dated July 30, 2003 under which Mr. Gruenler is employed. The letter agreement also provides for an annual performance bonus of up to 10% of base salary to be determined by the Compensation Committee and the Board of Directors. Mr. Gruenler is now compensated through a broad-based commission arrangement in lieu of an annual performance bonus. Under this arrangement, commissions are awarded for each of our business segments based on achievement of operating plan revenue within the segment, with commissions increasing in percentage if operating plan is exceeded. Executive officers in charge of each business unit recommend an allocation of such commissions amongst sales personnel and themselves, which recommendation is reviewed and approved by the Chairman and the President. All commissions payable to executive officers are then reviewed and approved by the Compensation Committee.

Mr. Gruenler's employment is terminable at-will by us or by Mr. Gruenler for any reason, with or without notice.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN TECHNOLOGY CORPORATION


Date:  April 1, 2005                        By:      /s/ MICHAEL A. RUSSELL
                                                -------------------------------
                                                        Michael A. Russell
                                                     Chief Financial Officer